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                                                                    EXHIBIT 99.2

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Annual Report of Key Energy Services, Inc. (the "Company") on Form 10-K/A for the annual period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Amended Report"), Francis D. John, as Chief Executive Officer of the Company, and Royce W. Mitchell, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Amended Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

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
                                                    /s/ FRANCIS D. JOHN
                                                    ----------------------------
                                                    Francis D. John
                                                    CHIEF EXECUTIVE OFFICER
                                                    OCTOBER 28, 2002

                                                    /s/ ROYCE W. MITCHELL
                                                    ----------------------------
                                                    Royce W. Mitchell
                                                    CHIEF FINANCIAL OFFICER
                                                    OCTOBER 28, 2002
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